Exhibit-99.5.1

FT Interactive Data
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Financial Times Information
100 William Street, 10th Floor, New York, NY 10038 USA  Tel: (212)269-6300
                                                        Fax: (212)771-6987



January 7, 2002




Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal & Co.
120 Broadway
New York, New York  10271


RE:      EMPIRE STATE MUNICIPAL EXEMPT TRUST
         Guaranteed Series 124, 125 & 126: Post - Effective Amendment No. 6 Guaranteed Series 133: Post - Effective Amendment No. 5


Gentlemen:

We have examined the post-effective Amendment to the Registration Statement, File No. 33-64253, 333-00549, 333-00551 & 333-17301, for the referenced Trusts and acknowledge that Interactive Data Corporation is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 124, 125, 126 & 133. Subsequently, we hereby consent to the reference of FT Interactive Data as Trust evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolios of the Trusts, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

/s/ Art Brasch
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Art Brasch
Vice President